NEWS RELEASE

CONTACTS: Media Meghan Cox Manager Corporate Communications T - (412) 433-6777 E - mmcox@uss.com	Investors/Analysts Dan Lesnak General Manager Investor Relations T - (412) 433-1184 E - dtlesnak@uss.com

FOR IMMEDIATE RELEASE:
UNITED STATES STEEL CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2018 RESULTS

•	Full-year 2018 net earnings of $1,115 million, or $6.25 per diluted share; full-year adjusted net earnings of $957 million, or $5.36 per diluted share

•	Full-year 2018 adjusted EBITDA of $1.76 billion

•	Returned over $110 million of capital to stockholders in 2018, including $75 million of share repurchases

PITTSBURGH, January 30, 2019 – United States Steel Corporation (NYSE: X) reported full-year 2018 net earnings of $1,115 million, or $6.25 per diluted share. Adjusted net earnings were $957 million, or $5.36 per diluted share. This compares to a full-year 2017 net earnings of $387 million, or $2.19 per diluted share. Adjusted net earnings for 2017 was $341 million, or $1.94 per diluted share.
Fourth quarter 2018 net earnings were $592 million, or $3.34 per diluted share. Adjusted net earnings for the fourth quarter 2018 were $324 million, or $1.82 per diluted share. This compares to a fourth quarter 2017

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net earnings of $159 million, or $0.90 per diluted share. Fourth quarter 2017 adjusted net earnings were $136 million, or $0.76 per diluted share.

Earnings Highlights

	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2018	2017	2018	2017
Net Sales	$3,691	$3,133	$14,178	$12,250
Segment earnings (loss) before interest and income taxes
Flat-Rolled	$328	$82	$883	$375
U. S. Steel Europe	62	112	359	327
Tubular	(3)	(6)	(58)	(99)
Other Businesses	11	10	55	44
Total segment earnings before interest and income taxes	$398	$198	$1,239	$647
Other items not allocated to segments	(85)	(36)	(115)	22
Earnings before interest and income taxes	$313	$162	$1,124	$669
Net interest and other financial costs	60	92	312	368
Income tax benefit	(339)	(89)	(303)	(86)
Net earnings	$592	$159	$1,115	$387
Earnings per diluted share	$3.34	$0.90	$6.25	$2.19

Adjusted net earnings (a)	$324	$136	$957	$341
Adjusted earnings per diluted share (a)	$1.82	$0.76	$5.36	$1.94
Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (a)	$535	$323	$1,760	$1,148
(a) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.
"We are pleased with both the strong earnings we reported in 2018 and the important progress we made on our strategic objectives," said U. S. Steel President and Chief Executive Officer David B. Burritt. "We are encouraged by the effectiveness of the investments we are making and remain focused on improving our operating and commercial performance to drive long-term value creation for our stockholders."
The Company currently expects first quarter 2019 adjusted EBITDA to be approximately $225 million, which excludes the expected first quarter impacts of the December 24, 2018 fire at our Clairton coke making facility.

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First quarter 2019 EBITDA for the Flat-rolled segment is expected to be higher than first quarter 2018, primarily due to higher average realized selling prices, partially offset by higher raw materials costs.
First quarter 2019 EBITDA for the U. S. Steel Europe segment is expected to be lower than first quarter 2018, primarily due to lower volumes, higher raw materials costs, and an unfavorable change in the U.S. dollar / Euro exchange rate.
First quarter 2019 EBITDA for the Tubular segment is expected to be higher than first quarter 2018, primarily due to higher average realized selling prices and increased volumes, partially offset by higher costs for steel substrate.
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The Company will conduct a conference call on fourth quarter and full-year 2018 earnings on Thursday, January 31, at 8:30 a.m. Eastern Standard. To listen to the webcast of the conference call, visit the U. S. Steel website, www.ussteel.com, and click on the “Investors” section. For more information on U. S. Steel, visit our website.
Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of Guidance net earnings (loss) to consolidated Guidance EBITDA.

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
OPERATING STATISTICS
Average realized price: (a)
Flat-Rolled ($/net ton)	823	717	811	726
U. S. Steel Europe ($/net ton)	686	634	693	622
U. S. Steel Europe (euro/net ton)	601	538	586	551
Tubular ($/net ton)	1,488	1,417	1,483	1,253
Steel Shipments (thousands of net tons): (a)
Flat-Rolled	2,733	2,442	10,510	9,887
U. S. Steel Europe	1,073	1,252	4,457	4,585
Tubular	216	179	780	688
Total Steel Shipments	4,022	3,873	15,747	15,160

Intersegment Shipments (thousands of net tons):
Flat-Rolled to Tubular	66	21	224	158
U. S. Steel Europe to Flat-Rolled	—	—	22	47
Raw Steel Production (thousands of net tons):
Flat-Rolled	3,334	2,575	11,893	10,820
U. S. Steel Europe	1,213	1,314	5,023	5,091
Raw Steel Capability Utilization: (b)
Flat-Rolled	78%	60%	70%	64%
U. S. Steel Europe	96%	104%	100%	102%

CAPITAL EXPENDITURES
Flat-Rolled	$289	$182	$820	$388
U. S. Steel Europe	41	21	104	83
Tubular	12	9	45	28
Other Businesses	13	2	32	6

Total	$355	$214	$1,001	$505
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled and 5.0 million net tons for U. S. Steel Europe.

UNITED STATES STEEL CORPORATION
STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2018	2017	2018	2017
NET SALES	$3,691	$3,133	$14,178	$12,250

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below)	3,204	2,748	12,305	10,858
Selling, general and administrative expenses	85	97	336	320
Depreciation, depletion and amortization	137	125	521	501
Earnings from investees	(22)	(15)	(61)	(44)
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	—	(72)
(Gain) loss on equity investee transactions	(20)	19	(38)	(2)
Restructuring and other charges	—	1	—	31
Net gain on disposal of assets	(3)	(3)	(6)	(5)
Other income, net	(3)	(1)	(3)	(6)
Total operating expenses	3,378	2,971	13,054	11,581

EARNINGS BEFORE INTEREST AND INCOME TAXES	313	162	1,124	669
Net interest and other financial costs (a)	60	92	312	368

EARNINGS BEFORE INCOME TAXES	253	70	812	301
Income tax benefit	(339)	(89)	(303)	(86)

Net earnings	592	159	1,115	387
Less: Net earnings (loss) attributable to the noncontrolling interests	—	—	—	—
NET EARNINGS ATTRIBUTABLE TO UNITED STATES STEEL CORPORATION	$592	$159	$1,115	$387

COMMON STOCK DATA:

Net earnings per share attributable to
United States Steel Corporation stockholders:
Basic	$3.36	$0.91	$6.31	$2.21
Diluted	$3.34	$0.90	$6.25	$2.19
Weighted average shares, in thousands
Basic	176,091	175,117	176,633	174,793
Diluted	177,649	177,210	178,461	176,520
Dividends paid per common share	$0.05	$0.05	$0.20	$0.20
(a) Includes $16 million and $14 million for the three months ended December 31, 2018 and 2017, respectively, and $69 million and $61 million for the twelve months ended December 31, 2018 and 2017, respectively, of postretirement benefit expense (other than service cost) related to the retrospective presentation change of net periodic benefit cost of our defined benefit pension and other post-employment benefits as a result of the adoption of Accounting Standards Update 2017-07, Compensation - Retirement Benefits on January 1, 2018.

UNITED STATES STEEL CORPORATION
CASH FLOW STATEMENT (Unaudited)

	Year Ended
	December 31,
(Dollars in millions)	2018	2017
Cash provided by operating activities:
Net earnings	$1,115	$387
Depreciation, depletion and amortization	521	501
Gain associated with retained interest in U. S. Steel Canada Inc.	—	(72)
Gain on equity investee transactions	(38)	(2)
Restructuring and other charges	—	31
Loss on debt extinguishment	98	54
Pensions and other postretirement benefits	77	(16)
Deferred income taxes	(329)	(72)
Net gain on disposal of assets	(6)	(5)
Working capital changes	(404)	72
Income taxes receivable/payable	(8)	(52)
Other operating activities	(88)	—
Total	938	826

Cash used in investing activities:
Capital expenditures	(1,001)	(505)
Disposal of assets	10	5
Proceeds from sale of ownership interest in equity method investees	30	116
Other investing activities	(2)	(2)
Total	(963)	(386)

Cash (used in) provided by financing activities:
Revolving credit facilities	228	—
Issuance of long-term debt, net of financing costs	640	737
Repayment of long-term debt	(1,299)	(1,127)
Common stock repurchased	(75)	—
Receipts from exercise of stock options	35	20
Taxes paid for equity compensation plans	(8)	(10)
Dividends paid	(36)	(35)
Total	(515)	(415)

Effect of exchange rate changes on cash	(17)	17

Net (decrease) increase in cash, cash equivalents and restricted cash	(557)	42
Cash, cash equivalents and restricted cash at beginning of the year (a)	1,597	1,555

Cash, cash equivalents and restricted cash at end of the period (a)	$1,040	$1,597
(a) Includes restricted cash in the beginning-of-period and end-of-period amounts as a result of the retrospective adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash on January 1, 2018.

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	Dec. 31	Dec. 31
(Dollars in millions)	2018	2017
Cash and cash equivalents	$1,000	$1,553
Receivables, net	1,659	1,379
Inventories	2,092	1,738
Other current assets	79	85
Total current assets	4,830	4,755
Property, plant and equipment, net	4,865	4,280
Investments and long-term receivables, net	513	480
Intangible assets, net	158	167
Other assets	616	180

Total assets	$10,982	$9,862

Accounts payable	$2,535	$2,222
Payroll and benefits payable	440	347
Short-term debt and current maturities of long-term debt	65	3
Other current liabilities	157	201
Total current liabilities	3,197	2,773
Long-term debt, less unamortized discount and debt issuance costs	2,316	2,700
Employee benefits	980	759
Other long-term liabilities	286	309
United States Steel Corporation stockholders' equity	4,202	3,320
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$10,982	$9,862

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE

(Dollars in millions)	1Q 2019
Reconciliation to Projected Adjusted EBITDA Included in Guidance
Projected net loss attributable to United States Steel Corporation included in Guidance	$(6)
Estimated income tax benefit	(1)
Estimated net interest and other financial costs	57
Estimated depreciation, depletion and amortization	135
Projected EBITDA included in Guidance	$185
Expected first quarter impact of the December 24, 2018 fire at the Clairton coke making facility	40
Projected adjusted EBITDA included in Guidance	$225

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended		Year Ended
	Dec. 31		Dec. 31
(Dollars in millions)	2018	2017	2018	2017
Reconciliation to Adjusted EBITDA
Net earnings attributable to United States Steel Corporation	$592	$159	$1,115	$387
Income tax benefit	(339)	(89)	(303)	(86)
Net interest and other financial costs	60	92	312	368
Depreciation, depletion and amortization expense	137	125	521	501
EBITDA	450	287	1,645	1,170
United Steelworkers labor agreement signing bonus and related costs	88	—	81	—
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	—	(72)
(Gain) loss on equity investee transactions	(20)	19	(38)	(2)
Loss on shutdown of certain tubular pipe mill assets	—	—	—	35
Granite City Works restart and related costs	17	—	80	—
Granite City Works temporary idling charges	—	17	(8)	17
Adjusted EBITDA	$535	$323	$1,760	$1,148

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET EARNINGS

	Quarter Ended(a)		Year Ended(a)
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2018	2017	2018	2017
Reconciliation to adjusted net earnings attributable to United States Steel Corporation
Net earnings attributable to United States Steel Corporation	$592	$159	$1,115	$387
United Steelworkers labor agreement signing bonus and related costs	88	—	81	—
Reversal of tax valuation allowance	(374)	—	(374)	—
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	—	(72)
(Gain) loss on equity investee transactions	(20)	19	(38)	(2)
Loss on shutdown of certain tubular pipe mill assets	—	—	—	35
Loss on debt extinguishment	21	22	101	57
Effect of tax reform	—	(81)	—	(81)
Granite City Works restart and related costs	17	—	80	—
Granite City Works temporary idling charges	—	17	(8)	17
Total adjustments	(268)	(23)	(158)	(46)
Adjusted net earnings attributable to United States Steel Corporation	$324	$136	$957	$341

Reconciliation to adjusted diluted net earnings per share
Diluted net earnings per share	$3.34	$0.90	$6.25	$2.19
United Steelworkers labor agreement signing bonus and related costs	0.49	—	0.45	—
Reversal of tax valuation allowance	(2.11)	—	(2.11)	—
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	—	(0.41)
(Gain) loss on equity investee transactions	(0.11)	0.10	(0.21)	(0.01)
Loss on shutdown of certain tubular pipe mill assets	—	—	—	0.20
Loss on debt extinguishment	0.12	0.12	0.57	0.33
Effect of tax reform	—	(0.46)	—	(0.46)
Granite City Works restart and related costs	0.09	—	0.45	—
Granite City Works temporary idling charges	—	0.10	(0.04)	0.10
Total adjustments	(1.52)	(0.14)	(0.89)	(0.25)
Adjusted diluted net earnings per share	$1.82	$0.76	$5.36	$1.94
(a) The adjustments included in this table have been tax effected at a 0% tax rate due to the recognition of a full valuation allowance on our domestic deferred tax assets.

We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.
Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of the United Steelworkers (USW) labor agreement signing bonus and related costs, gains associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, significant temporary idling charges, restart and related costs associated with Granite City Works, debt extinguishment and other related costs, the reversal of our tax valuation allowance and effects of tax reform that are not part of the Company's core operations. Adjusted EBITDA is also a non-GAAP measure that excludes the effects of the USW agreement signing bonus and related costs, gains associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, significant temporary idling charges and restart and related costs associated with Granite City Works. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance or in preparing the Company’s financial Guidance. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. A consolidated statement of operations

(unaudited), consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information that may constitute “forward-looking statements” within the meaning of Section 27 of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.
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